Exhibit 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Jocelyn Johnson	Sean Wallace
+ 1 (202) 295-4299	+ 1 (202) 295-4202
jajohnson@cogentco.com	investor.relations@cogentco.com

Cogent Communications Reports Second Quarter Results and Increases its Regular Quarterly Dividend on its Common Stock by $0.025

Financial and Business Highlights

•	Cogent approved an increase of $0.025 per share to its regular quarterly dividend for a total of $0.805 per share for Q3 2021 as compared to $0.780 per share for Q2 2021 – Cogent’s thirty-sixth consecutive quarterly dividend increase.
o	The Q3 2021 $0.805 dividend per share represents an annual increase of 14.2% from the dividend per share of $0.705 for Q3 2020.
•	Service revenue increased by 0.8% from Q1 2021 to Q2 2021 and increased from Q2 2020 to Q2 2021 by 4.9%.
•	GAAP gross profit increased by 3.6% from Q2 2020 to $69.6 million for Q2 2021. Non-GAAP gross profit increased by 5.1% from Q2 2020 to $91.8 million for Q2 2021.
o	GAAP gross margin decreased by 60 basis points from Q2 2020 to Q2 2021 to 47.1%. Non-GAAP gross margin increased by 10 basis points from Q2 2020 to Q2 2021 to 62.1%.
•	Net cash provided by operating activities was $39.7 million for Q2 2021, $47.1 million for Q1 2021 and $41.3 million for Q2 2020.
•	Sales rep productivity – units per full time equivalent sales rep per month - increased from 4.3 for Q1 2021 to 4.5 for Q2 2021.
•	EBITDA margin increased by 90 basis points from Q1 2021 to 38.7% for Q2 2021 and increased by 90 basis points from Q2 2020 to Q2 2021.
•	EBITDA increased by 2.9% from Q1 2021 to $57.2 million for Q2 2021 and increased by 7.2% from Q2 2020.
•	Cogent issued $500.0 million of Senior Secured Notes due in 2026 in May for net proceeds of $496.9 million. The net proceeds were used to redeem and extinguish its remaining $329.1 million of its Senior Secured Notes due in 2022 and to provide cash for general corporate purposes including to dividend cash from its operating companies to Cogent Holdings, Inc.

[WASHINGTON, D.C. August 5, 2021] Cogent Communications Holdings, Inc. (NASDAQ: CCOI) (“Cogent”) today announced service revenue of $147.9 million for the three months ended June 30, 2021, an increase of 0.8% from the three months ended March 31, 2021 and an increase of 4.9% from the three months ended June 30, 2020. Foreign exchange positively impacted service revenue growth from the three months ended March 31, 2021 to the three months ended June 30, 2021 by $0.2 million and positively impacted service revenue growth from the three months ended June 30, 2020 to the three months ended June 30, 2021 by $3.0 million. On a constant currency basis, service revenue increased by 0.8% from the three months ended March 31, 2021 to the three months ended June 30, 2021 and grew by 2.8% from the three months ended June 30, 2020 to the three months ended June 30, 2021.

On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities. On-net revenue was $111.0 million for the three months ended June 30, 2021; an increase of 1.0% from the three months ended March 31, 2021 and an increase of 7.0% over the three months ended June 30, 2020.

Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network. Off-net revenue was $36.7 million for the three months ended June 30, 2021; a decrease of 0.1% from the three months ended March 31, 2021 and a decrease of 0.9% from the three months ended June 30, 2020.

Non-core services are legacy services, which Cogent acquired and continues to support but does not actively sell.

GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity-based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue. GAAP gross profit increased by 3.6% from the three months ended June 30, 2020 to $69.6 million for the three months ended June 30, 2021 and increased by 2.8% from the three months ended March 31, 2021. GAAP gross margin was 47.1% for the three months ended June 30, 2021, 47.7% for the three months ended June 30, 2020 and 46.1% for the three months ended March 31, 2021.

Excise taxes, including Universal Service Fund fees, recorded on a gross basis and included in service revenue and cost of network operations expense were $4.8 million for the three months ended June 30, 2021, $3.3 million for the three months ended June 30, 2020 and $4.5 million for the three months ended March 31, 2021.

Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as Non-GAAP gross profit divided by total service revenue. Non-GAAP gross profit increased by 5.1% from the three months ended June 30, 2020 to $91.8 million for the three months ended June 30, 2021 and increased by 0.1% from the three months ended March 31, 2021. Non-GAAP gross profit margin was 62.1% for the three months ended June 30, 2021, 62.0% for the three months ended June 30, 2020 and 62.5% for the three months ended March 31, 2021.

Net cash provided by operating activities decreased by 3.8% from the three months ended June 30, 2020 to $39.7 million for the three months ended June 30, 2021 and decreased by 15.6% from the three months ended March 31, 2021.

Earnings before interest, taxes, depreciation and amortization (EBITDA) increased by 7.2% from the three months ended June 30, 2020 to $57.2 million for the three months ended June 30, 2021 and increased by 2.9% from the three months ended March 31, 2021. EBITDA margin was 38.7% for the three months ended June 30, 2021, 37.8% for the three months ended June 30, 2020 and 37.8% for the three months ended March 31, 2021.

Basic and diluted net income (loss) per share was $(0.05) for the three months ended June 30, 2021, $0.19 and $0.18 for the three months ended June 30, 2020 and $0.41 for the three months ended March 31, 2021.

Unrealized and realized foreign exchange (losses) gains on Cogent’s 2024 Senior Euro Unsecured Notes were $(5.3) million for the three months ended June 30, 2021, $(0.9) million for the three months ended June 30, 2020 and $18.9 million for the three months ended March 31, 2021.

Total customer connections increased by 4.3% from June 30, 2020 to 91,868 as of June 30, 2021 and increased by 1.0% from March 31, 2021. On-net customer connections increased by 4.2% from June 30, 2020 to 79,146 as of June 30, 2021 and increased by 1.0% from March 31, 2021. Off-net customer connections increased by 4.6% from June 30, 2020 to 12,386 as of June 30, 2021 and increased by 1.4% from March 31, 2021.

The number of on-net buildings increased by 121 from June 30, 2020 to 2,975 as of June 30, 2021 and increased by 36 from March 31, 2021.

Quarterly Dividend Increase Approved

On August 4, 2021, Cogent’s Board approved a regular quarterly dividend of $0.805 per common share payable on September 3, 2021 to shareholders of record on August 20, 2021. This third quarter 2021 regular dividend represents a 3.2% increase of $0.025 per share from the second quarter 2021 regular dividend of $0.780 per share and an annual increase of 14.2% from the Q3 2020 dividend of $0.705 per share.

The payment of any future dividends and any other returns of capital will be at the discretion of the Board and may be reduced, eliminated or increased and will be dependent upon Cogent’s financial position, results of operations, available cash, cash flow, capital requirements, limitations under Cogent’s debt indenture agreements and other factors deemed relevant by the Board.

Impact of COVID-19

Cogent continues to be impacted by the COVID-19 pandemic and the accompanying responses by governments around the world. The majority of Cogent’s workforce continues to work remotely with dedication.

The ongoing impact of the COVID-19 pandemic and related government restrictions on Cogent’s business is unknown as a significant amount of uncertainty and volatility remains. Cogent does not know the ultimate scope and duration of the pandemic, the availability and efficacy of vaccines and therapeutic treatments, government actions that have been taken, or may be taken in the future in response to the pandemic and global economic conditions during and after the pandemic. While Cogent’s workforce is working remotely, Cogent provides no assurance that this will be sufficient to protect its workforce or its key employees. Moreover, Cogent’s results of operations may be adversely affected in the future as the pandemic and the related government restrictions continue. Cogent may also experience slowdowns in new customer orders, find it difficult to collect from customers who are experiencing financial distress, undergo an increase in customer churn, encounter difficulties accessing the buildings and locations where Cogent installs new services and serves existing customers, or have difficulties procuring, shipping or installing necessary equipment on its network. Cogent may also find that its largest customer base, which is served primarily in its multi-tenant office buildings, may be adversely affected by falling demand for commercial office space in central business districts as companies located in these buildings elect not to return to their office space either on a temporary or even permanent basis or slow the pace of opening new offices. In addition, Cogent’s corporate customer base may reduce their overall number of locations due to adverse economic conditions or new working configurations which may adversely affect Cogent’s number of corporate connections and service revenues. As a result, the global economic impact of the COVID-19 pandemic may have prolonged effects that impact Cogent’s business well into the future. These and other risks are described in more detail in Cogent’s Annual Report on Form 10-K for the year ended December 31, 2020 and our Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021.

Conference Call and Website Information

Cogent will host a conference call with financial analysts at 8:30 a.m. (ET) on August 5, 2021 to discuss Cogent’s operating results for the second quarter of 2021 and to discuss Cogent’s expectations for full year 2021. Investors and other interested parties may access a live audio webcast of the earnings call in the “Events” section of Cogent’s website at www.cogentco.com/events. A replay of the webcast, together with the press release, will be available on the website following the earnings call. A downloadable file of Cogent’s “Summary of Financial and Operational Results” and a transcript of its conference call will also be available on Cogent’s website following the conference call.

About Cogent Communications

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP. Cogent specializes in providing businesses with high-speed Internet access, Ethernet transport, and colocation services. Cogent’s facilities-based, all-optical IP network backbone provides services in 210 markets globally.

Cogent Communications is headquartered at 2450 N Street, NW, Washington, D.C. 20037. For more information, visit www.cogentco.com. Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

Summary of Financial and Operational Results

	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021
Metric ($ in 000’s, except share and per share data) – unaudited
On-Net revenue	$103,457	$103,800	$105,091	$107,109	$109,947	$111,041
% Change from previous Qtr.	0.8%	0.3%	1.2%	1.9%	2.6%	1.0%
Off-Net revenue	$37,321	$37,044	$37,092	$36,672	$36,723	$36,699
% Change from previous Qtr.	-0.4%	-0.7%	0.1%	-1.1%	0.1%	-0.1%
Non-Core revenue (1)	$137	$146	$119	$120	$107	$139
% Change from previous Qtr.	5.4%	6.6%	-18.5%	0.8%	-10.8%	29.9%
Service revenue – total	$140,915	$140,990	$142,302	$143,901	$146,777	$147,879
% Change from previous Qtr.	0.4%	0.1%	0.9%	1.1%	2.0%	0.8%
Constant currency total revenue quarterly growth rate – sequential quarters (6)	0.6%	0.2%	-0.2%	0.7%	1.7%	0.6%
Constant currency total revenue quarterly growth rate – year over year quarters (6)	5.6%	5.1%	3.1%	1.2%	2.3%	2.8%
Excise Taxes included in service revenue	$3,743	$3,298	$3,902	$4,144	$4,528	$4,811
% Change from previous Qtr.	-13.6%	-11.9%	18.3%	6.2%	9.3%	6.3%
Network operations expenses (2)	$55,669	$53,581	$54,173	$54,513	$55,016	$56,044
% Change from previous Qtr.	-%	-3.8%	1.1%	0.6%	0.9%	1.9%
GAAP gross profit (3)	$65,486	$67,208	$66,164	$66,617	$67,715	$69,603
% Change from previous Qtr.	1.8%	2.6%	-1.6%	0.7%	1.6%	2.8%
GAAP gross margin (3)	46.5%	47.7%	46.5%	46.3%	46.1%	47.1%
Non-GAAP gross profit (4) (6)	$85,246	$87,409	$88,129	$89,388	$91,761	$91,835
% Change from previous Qtr.	0.8%	2.5%	0.8%	1.4%	2.7%	0.1%
Non-GAAP gross margin (4) (6)	60.5%	62.0%	61.9%	62.1%	62.5%	62.1%
Selling, general and administrative expenses (5)	$34,852	$34,061	$33,546	$33,713	$36,211	$34,654
% Change from previous Qtr.	9.3%	-2.3%	-1.5%	0.5%	7.4%	-4.3%
Depreciation and amortization expense	$19,508	$19,896	$21,619	$22,455	$21,970	$22,096
% Change from previous Qtr.	-2.5%	2.0%	8.7%	3.9%	-2.2%	0.6%
Equity-based compensation expense	$5,075	$6,083	$6,522	$5,846	$7,307	$6,874
% Change from previous Qtr.	2.7%	19.9%	7.2%	-10.4%	25.0%	-5.9%
Operating income	$25,850	$27,574	$26,036	$27,384	$26,291	$28,211
% Change from previous Qtr.	-7.8%	6.7%	-5.6%	5.2%	-4.0%	7.3%
Interest expense	$15,220	$15,499	$15,760	$16,007	$15,836	$14,236
% Change from previous Qtr.	0.1%	1.8%	1.7%	1.6%	-1.1%	-10.1%
Net income (loss)	$9,227	$8,564	$(4,955)	$(6,620)	$18,851	$(2,493)
Realized and unrealized gains (losses) on 2024 Euro Notes	$2,908	$(873)	$(17,315)	$(19,170)	$18,870	$(5,280)
Basic net income (loss) per common share	$0.20	$0.19	$(0.11)	$(0.14)	$0.41	$(0.05)
Diluted net income (loss) per common share	$0.20	$0.18	$(0.11)	$(0.14)	$0.41	$(0.05)
Weighted average common shares – basic	45,658,565	45,754,880	45,815,718	45,904,943	46,067,096	46,229,603
% Change from previous Qtr.	0.2%	0.2%	0.1%	0.2%	0.4%	0.4%
Weighted average common shares – diluted	46,391,066	46,686,665	45,815,718	45,904,943	46,507,258	46,229,603
% Change from previous Qtr.	0.5%	0.6%	-1.9%	0.2%	1.3%	-0.6%
EBITDA (6)	$50,394	$53,348	$54,583	$55,675	$55,550	$57,181
% Change from previous Qtr.	-4.4%	5.9%	2.3%	2.0%	-0.2%	2.9%
EBITDA margin	35.8%	37.8%	38.4%	38.7%	37.8%	38.7%
Gains on asset related transactions	$39	$205	$99	$10	$18	$-
EBITDA, as adjusted (6)	$50,433	$53,553	$54,682	$55,685	$55,568	$57,181
% Change from previous Qtr.	-4.8%	6.2%	2.1%	1.8%	-0.2%	2.9%
EBITDA, as adjusted, margin	35.8%	38.0%	38.4%	38.7%	37.9%	38.7%
Net cash provided by operating activities	$28,458	$41,311	$32,980	$37,571	$47,106	$39,749
% Change from previous Qtr.	-38.3%	45.2%	-20.2%	13.9%	25.4%	-15.6%
Capital expenditures	$12,866	$13,930	$13,296	$15,860	$15,444	$17,217
% Change from previous Qtr.	30.0%	8.3%	-4.6%	19.3%	-2.6%	11.5%
Principal payments of capital (finance) lease obligations	$6,167	$3,716	$9,509	$4,598	$5,744	$6,192
% Change from previous Qtr.	200.0%	-39.7%	155.9%	-51.6%	24.9%	7.8%
Dividends paid	$30,557	$31,738	$32,657	$34,460	$36,081	$37,001
Purchases of common stock	$-	$-	$270	$4,225	$-	$-
Gross Leverage Ratio	4.78	5.08	5.10	5.14	4.39	5.13
Net Leverage Ratio	2.92	3.07	3.24	3.40	3.31	3.45
Customer Connections – end of period
On-Net	75,163	75,927	76,338	77,305	78,389	79,146
% Change from previous Qtr.	0.8%	1.0%	0.5%	1.3%	1.4%	1.0%
Off-Net	11,721	11,846	11,849	11,970	12,216	12,386
% Change from previous Qtr.	0.5%	1.1%	0.0%	1.0%	2.1%	1.4%
Non-Core (1)	329	339	322	325	320	336
% Change from previous Qtr.	1.2%	3.0%	-5.0%	0.9%	-1.5%	5.0%
Total customer connections	87,213	88,112	88,509	89,600	90,925	91,868
% Change from previous Qtr.	0.8%	1.0%	0.5%	1.2%	1.5%	1.0%
On-Net Buildings – end of period
Multi-Tenant office buildings	1,769	1,771	1,783	1,792	1,796	1,802
Carrier neutral data center buildings	1,000	1,029	1,047	1,068	1,089	1,119
Cogent data centers	54	54	54	54	54	54
Total on-net buildings	2,823	2,854	2,884	2,914	2,939	2,975
Total carrier neutral data center nodes	1,175	1,203	1,225	1,252	1,274	1,309
Square feet – multi-tenant office buildings – on-net	961,154,384	962,049,183	968,355,695	976,813,678	978,095,164	979,876,141
Network – end of period
Intercity route miles	58,009	58,009	58,142	58,285	58,761	59,741
Metro fiber miles	36,079	36,438	36,725	37,567	38,058	38,351
Connected networks – AS’s	7,042	7,133	7,222	7,338	7,471	7,530
Headcount – end of period
Sales force – quota bearing	542	572	597	569	547	565
Sales force - total	684	716	740	712	693	710
Total employees	1,052	1,083	1,110	1,083	1,066	1,087
Sales rep productivity – units per full time equivalent sales rep (“FTE”) per month	4.5	4.0	3.7	4.2	4.3	4.5
FTE – sales reps	522	533	563	542	522	511

(1)	Consists of legacy services of companies whose assets or businesses were acquired by Cogent.
(2)	Network operations expense excludes equity-based compensation expense of $252, $305, $346, $316, $2,076 and $136 in the three month periods ended March 31, 2020 through June 30, 2021, respectively. Network operations expense includes excise taxes, including Universal Service Fund fees of $3,743, $3,298, $3,902, $4,144, $4,528 and $4,811 in the three month periods ended March 31, 2020 through June 30, 2021, respectively.
(3)	GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue.
(4)	Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue. Management believes that non-GAAP gross profit and non-GAAP gross profit margin are relevant metrics to provide investors, as they are metrics that management uses to measure the margin available to the company after network service costs, in essence a measure of the efficiency of the Company’s network.
(5)	Excludes equity-based compensation expense of $4,823, $5,778, $6,176, $5,530, $5,231 and $6,738 in the three month periods ended March 31, 2020 through June 30, 2021, respectively.
(6)	See Schedules of Non-GAAP measures below for definitions and reconciliations to GAAP measures.

Schedules of Non-GAAP Measures

EBITDA and EBITDA, as adjusted

EBITDA represents net cash flows provided by operating activities plus changes in operating assets and liabilities, cash interest expense and cash income tax expense. Management believes the most directly comparable measure to EBITDA calculated in accordance with generally accepted accounting principles in the United States, or GAAP, is net cash provided by operating activities. The Company also believes that EBITDA is a measure frequently used by securities analysts, investors, and other interested parties in their evaluation of issuers. EBITDA, as adjusted, represents EBITDA plus net gains (losses) on asset related transactions.

The Company believes that EBITDA, and EBITDA, as adjusted, are useful measures of its ability to service debt, fund capital expenditures and expand its business. EBITDA, and EBITDA, as adjusted are an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. EBITDA, and EBITDA, as adjusted are not recognized terms under GAAP and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, these metrics are not intended to reflect the Company’s free cash flow, as it does not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of these metrics may also differ from the calculations performed by its competitors and other companies and as such, its utility as a comparative measure is limited.

EBITDA, and EBITDA, as adjusted, are reconciled to net cash provided by operating activities in the table below.

	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021
($ in 000’s) – unaudited
Net cash provided by operating activities	$28,458	$41,311	$32,980	$37,571	$47,106	$39,749
Changes in operating assets and liabilities	5,325	$(3,232)	$6,255	$1,920	$(9,060)	$2,352
Cash interest expense and income tax expense	16,611	15,269	15,348	16,184	17,504	15,080
EBITDA	$50,394	$53,348	$54,583	$55,675	$55,550	$57,181
PLUS: Gains on asset related transactions	39	205	99	10	18	-
EBITDA, as adjusted	$50,433	$53,553	$54,682	$55,685	$55,568	$57,181
EBITDA margin	35.8%	37.8%	38.4%	38.7%	37.8%	38.7%
EBITDA, as adjusted, margin	35.8%	38.0%	38.4%	38.7%	37.9%	38.7%

Constant currency revenue is reconciled to service revenue as reported in the tables below.

Constant currency impact on revenue changes – sequential periods

($ in 000’s) – unaudited	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021
Service revenue, as reported – current period	$140,915	$140,990	$142,302	$143,901	$146,777	$147,879
Impact of foreign currencies on service revenue	184	202	(1,616)	(621)	(447)	(150)
Service revenue - as adjusted for currency impact (1)	$141,099	$141,192	$140,686	$143,280	$146,330	$147,729
Service revenue, as reported – prior sequential period	$140,292	$140,915	$140,990	$142,302	$143,901	$146,777
Constant currency (decrease) increase	$807	$277	$(304)	$978	$2,429	$952
Constant currency percent (decrease) increase	0.6%	0.2%	(0.2)%	0.7%	1.7%	0.6%

(1)	Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior sequential period. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Constant currency impact on revenue changes – prior year periods

($ in 000’s) – unaudited	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021
Service revenue, as reported – current period	$140,915	$140,990	$142,302	$143,901	$146,777	$147,879
Impact of foreign currencies on service revenue	746	674	(1,141)	(1,891)	(2,608)	(2,965)
Service revenue - as adjusted for currency impact (2)	$141,661	$141,664	$141,161	$142,010	$144,169	$144,914
Service revenue, as reported – prior year period	$134,137	$134,789	$136,942	$140,292	$140,915	$140,990
Constant currency increase	$7,524	$6,875	$4,219	$1,718	$3,254	$3,924
Percent increase	5.6%	5.1%	3.1%	1.2%	2.3%	2.8%

(2)	Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the comparable prior year period. The Company believes that disclosing year over year revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Non-GAAP gross profit and Non-GAAP gross margin

Non-GAAP gross profit and Non-GAAP gross margin are reconciled to GAAP gross profit and GAAP gross margin in the table below.

	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021
($ in 000’s) – unaudited
Service revenue total	$140,915	$140,990	$142,302	$143,901	$146,777	$147,879
Minus - Network operations expense including equity-based compensation and including depreciation and amortization expense	75,429	73,782	76,138	77,284	79,062	78,276
GAAP Gross Profit (1)	$65,486	$67,208	$66,164	$66,617	$67,715	$69,603
Plus - Equity-based compensation – network operations expense	252	305	346	316	2,076	136
Plus – Depreciation and amortization expense	19,508	19,896	21,619	22,455	21,970	22,096
Non-GAAP Gross Profit (2)	$85,246	$87,409	$88,129	$89,388	$91,761	$91,835
GAAP Gross Margin (1)	46.5%	47.7%	46.5%	46.3%	46.1%	47.1%
Non-GAAP Gross Margin (2)	60.5%	62.0%	61.9%	62.1%	62.5%	62.1%

(1)	GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity-based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue.

(2)	Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue. Management believes that non-GAAP gross profit and non-GAAP gross margin are relevant metrics to provide to investors, as they are metrics that management uses to measure the margin and amount available to the Company after network service costs, in essence these are measures of the efficiency of the Company’s network.

Gross and Net Leverage Ratios

Gross leverage ratio is defined as total debt divided by the trailing last 12 months EBITDA, as adjusted. Net leverage ratio is defined as total net debt (total debt minus cash and cash equivalents) divided by the trailing last 12 months EBITDA, as adjusted. Cogent’s gross leverage ratio and net leverage ratio are shown below.

($ in 000’s) – unaudited	As of March 31, 2021	As of June 30, 2021
Cash and cash equivalents	$237,980	$373,963
Debt
Capital (finance) leases – current portion	15,996	16,004
Capital (finance) leases – long term	202,514	208,588
Senior Secured 2022 Notes	329,080	-
Senior Secured 2026 Notes	-	500,000
Senior Unsecured Euro 2024 Notes	410,471	415,751
Note payable	5,334	3,365
Total debt	963,395	1,143,708
Total net debt	725,415	769,745
Trailing 12 months EBITDA, as adjusted	219,488	223,116
Gross leverage ratio	4.39	5.13
Net leverage ratio	3.31	3.45

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2021 AND DECEMBER 31, 2020

(IN THOUSANDS, EXCEPT SHARE DATA)

	June 30,	December 31,
	2021	2020
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$373,963	$371,301
Accounts receivable, net of allowance for credit losses of $1,673 and $1,921, respectively	43,751	44,185
Prepaid expenses and other current assets	36,841	40,851
Total current assets	454,555	456,337
Property and equipment, net	435,996	430,335
Right-of-use leased assets	105,072	99,666
Deposits and other assets	15,124	14,139
Total assets	$1,010,747	$1,000,477
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$14,601	$9,775
Accrued and other current liabilities	48,014	51,029
Installment payment agreement, current portion, net of discounts of $41 and $136, respectively	3,324	6,786
Current maturities, operating lease liabilities	11,783	11,151
Current maturities, finance lease obligations	16,004	15,702
Total current liabilities	93,726	94,443
Senior secured 2022 notes, net of unamortized debt costs of $1,052 and including premiums of $544	—	444,492
Senior unsecured 2024 Euro notes, net of unamortized debt costs of $2,538 and $2,961, respectively and net of discounts of $959 and $1,142, respectively	412,254	425,160
Senior secured 2026 notes, net of unamortized debt costs of $1,277 and discount of $1,698	497,025	—
Operating lease liabilities, net of current maturities	115,949	111,318
Finance lease obligations, net of current maturities	208,588	203,438
Other long-term liabilities	19,346	14,792
Total liabilities	1,346,888	1,293,643
Commitments and contingencies:
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 47,655,131 and 47,214,077 shares issued and outstanding, respectively	48	47
Additional paid-in capital	533,049	515,867
Accumulated other comprehensive income — foreign currency translation	(4,740)	(1,306)
Accumulated deficit	(864,498)	(807,774)
Total stockholders’ deficit	(336,141)	(293,166)
Total liabilities and stockholders’ deficit	$1,010,747	$1,000,477

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

FOR THE THREE MONTHS ENDED JUNE 30, 2021 AND JUNE 30, 2020

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months	Three Months
	Ended	Ended
	June 30, 2021	June 30, 2020
	(Unaudited)	(Unaudited)
Service revenue	$147,879	$140,990
Operating expenses:
Network operations (including $136 and $305 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	56,180	53,886
Selling, general, and administrative (including $6,738 and $5,778 of equity-based compensation expense, respectively)	41,392	39,839
Depreciation and amortization	22,096	19,896
Total operating expenses	119,668	113,621
Gains on equipment transactions	—	205
Operating income	28,211	27,574
Interest expense	(14,236)	(15,499)
Realized foreign exchange gain on issuance on 2024 Euro Notes	—	2,547
Unrealized foreign exchange losses on 2024 Euro Notes	(5,280)	(3,420)
Loss on debt extinguishment and redemption – 2021 Notes	—	(638)
Loss on debt extinguishment and redemption – 2022 Notes	(10,830)	—
Interest income and other, net	64	735
(Loss) income before income taxes	(2,071)	11,299
Income tax provision	(422)	(2,735)
Net (loss) income	$(2,493)	$8,564
Comprehensive (loss) income:
Net (loss) income	$(2,493)	$8,564
Foreign currency translation adjustment	1,776	2,913
Comprehensive (loss) income	$(717)	$11,477
Net (loss) income per common share:
Basic net (loss) income per common share	$(0.05)	$0.19
Diluted net (loss) income per common share	$(0.05)	$0.18
Dividends declared per common share	$0.78	$0.68
Weighted-average common shares - basic	46,229,603	45,754,880
Weighted-average common shares - diluted	46,229,603	46,686,665

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND JUNE 30, 2020

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Six Months	Six Months
	Ended	Ended
	June 30, 2021	June 30, 2020
	(Unaudited)	(Unaudited)
Service revenue	$294,656	$281,904
Operating expenses:
Network operations (including $2,212 and $557 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	113,272	109,806
Selling, general, and administrative (including $11,969 and $10,600 of equity-based compensation expense, respectively)	82,834	79,513
Depreciation and amortization	44,065	39,402
Total operating expenses	240,171	228,721
Gains on equipment transactions	18	244
Operating income	54,503	53,427
Interest expense	(30,071)	(30,720)
Realized foreign exchange gain on issuance of 2024 Euro Notes	—	2,547
Unrealized gain (loss) on foreign exchange on 2024 Euro Notes	13,590	(512)
Interest income and other, net	807	28
Loss on debt extinguishment and redemption- 2021 Notes	—	(638)
Loss on debt extinguishment and redemption- 2022 Notes	(14,698)	—
Income before income taxes	24,131	24,132
Income tax provision	(7,773)	(6,341)
Net income	$16,358	$17,791
Comprehensive income:
Net income	$16,358	$17,791
Foreign currency translation adjustment	(3,434)	(580)
Comprehensive income	$12,924	$17,211
Net income per common share:
Basic net income per common share	$0.35	$0.39
Diluted net income per common share	$0.35	$0.38
Dividends declared per common share	$1.535	$1.340
Weighted-average common shares - basic	46,227,528	45,760,302
Weighted-average common shares - diluted	46,744,070	46,592,445

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED JUNE 30, 2021 AND JUNE 30, 2020

(IN THOUSANDS)

	Three months	Three months
	Ended	Ended
	June 30, 2021	June 30, 2020
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net (loss) income	$(2,493)	$8,564
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	22,096	19,896
Amortization of debt costs, discounts and premiums	453	453
Equity-based compensation expense (net of amounts capitalized)	6,874	6,083
Loss on debt extinguishment and redemption – 2021 Notes	—	638
Loss on debt extinguishment and redemption – 2022 Notes	10,830	—
Unrealized losses on foreign exchange – 2024 Notes	5,280	3,383
Realized foreign exchange gain on issuance of 2024 Notes	—	(2,547)
Gains - equipment transactions and other, net	(129)	(448)
Deferred income taxes	(939)	1,814
Changes in operating assets and liabilities:
Accounts receivable	(2,330)	2,697
Prepaid expenses and other current assets	(130)	628
Accounts payable, accrued liabilities and other long-term liabilities	852	453
Deposits and other assets	(615)	(303)
Net cash provided by operating activities	39,749	41,311
Cash flows from investing activities:
Purchases of property and equipment	(17,217)	(13,930)
Net cash used in investing activities	(17,217)	(13,930)
Cash flows from financing activities:
Dividends paid	(37,001)	(31,738)
Redemption and extinguishment of 2021 Notes	—	(189,225)
Redemption and extinguishment of 2022 Notes	(339,638)	—
Net proceeds from issuance of senior unsecured 2024 Euro Notes - net of debt costs of $2,137	—	240,285
Net proceeds from issuance of senior secured 2026 Notes - net of debt costs of $1,317	496,933	—
Principal payments on installment payment agreement	(1,969)	(2,562)
Principal payments of finance lease obligations	(6,192)	(3,716)
Proceeds from exercises of stock options	660	271
Net cash provided by financing activities	112,793	13,315
Effect of exchange rates changes on cash	658	1,214
Net increase in cash and cash equivalents	135,983	41,910
Cash and cash equivalents, beginning of period	237,980	375,116
Cash and cash equivalents, end of period	$373,963	$417,026

COGENT COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND JUNE 30, 2020

(IN THOUSANDS)

	Six months	Six months
	Ended	Ended
	June 30, 2021	June 30, 2020
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$16,358	$17,791
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	44,065	39,402
Amortization of debt costs, discounts and premiums	894	930
Equity-based compensation expense (net of amounts capitalized)	14,181	11,157
Loss on debt extinguishment and redemption – 2021 Notes	—	638
Loss on debt extinguishment and redemption – 2022 Notes	14,698	—
Unrealized (gains) losses on foreign exchange – 2024 Notes	(13,590)	512
Realized foreign exchange gain on issuance of 2024 Notes	—	(2,547)
Gains - equipment transactions and other, net	242	(935)
Deferred income taxes	3,558	4,253
Changes in operating assets and liabilities:
Accounts receivable	90	(93)
Prepaid expenses and other current assets	2,696	(2,465)
Accounts payable, accrued liabilities and other long-term liabilities	3,804	1,523
Deposits and other assets	(141)	(397)
Net cash provided by operating activities	86,855	69,769
Cash flows from investing activities:
Purchases of property and equipment	(32,661)	(26,796)
Net cash used in investing activities	(32,661)	(26,796)
Cash flows from financing activities:
Dividends paid	(73,082)	(62,295)
Redemption and extinguishment of 2021 Notes	—	(189,225)
Redemption and extinguishment of 2022 Notes	(459,317)	—
Net proceeds from issuance of senior unsecured 2024 Euro Notes - net of debt costs of $2,137	—	240,285
Net proceeds from issuance of senior secured 2026 Notes - net of debt costs of $1,317	496,933	—
Principal payments on installment payment agreement	(4,347)	(5,128)
Principal payments of finance lease obligations	(11,936)	(9,883)
Proceeds from exercises of stock options	875	989
Net cash used in financing activities	(50,874)	(25,257)
Effect of exchange rates changes on cash	(658)	(112)
Net increase in cash and cash equivalents	2,662	17,604
Cash and cash equivalents, beginning of period	371,301	399,422
Cash and cash equivalents, end of period	$373,963	$417,026

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Numerous factors could cause or contribute to such differences, including the impact of the COVID-19 pandemic and the related government policies; future economic instability in the global economy or a contraction of the capital markets which could affect spending on Internet services and our ability to engage in financing activities; the impact of changing foreign exchange rates (in particular the Euro to USD and Canadian dollar to USD exchange rates) on the translation of our non-USD denominated revenues, expenses, assets and liabilities; legal and operational difficulties in new markets; the imposition of a requirement that we contribute to the US Universal Service Fund on the basis of our Internet revenue; changes in government policy and/or regulation, including net neutrality rules by the United States Federal Communications Commission and in the area of data protection; cyber-attacks or security breaches of our network; increasing competition leading to lower prices for our services; our ability to attract new customers and to increase and maintain the volume of traffic on our network; the ability to maintain our Internet peering arrangements on favorable terms; our reliance on an equipment vendor, Cisco Systems Inc., and the potential for hardware or software problems associated with such equipment; the dependence of our network on the quality and dependability of third-party fiber providers; our ability to retain certain customers that comprise a significant portion of our revenue base; the management of network failures and/or disruptions; and outcomes in litigation as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2020 and our Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021. Cogent undertakes no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

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